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                                                                       EXHIBIT 8

                        DR. REDDY'S LABORATORIES LIMITED

                      Subsidiaries and Associated Companies
                               At March 31, 2003

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                                                                    PERCENTAGE OF
                                                                   DIRECT/INDIRECT
                                                     COUNTRY OF       OWNERSHIP
              NAME OF SUBSIDIARY                   INCORPORATION      INTEREST
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
DRL Investments Limited                            India                100%
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Compact Electric Limited                           India                100%
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Zenovus Bio-Tech Private Limited                   India                100%(1)
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Reddy Pharmaceuticals                              Hong Kong            100%
Hong Kong Limited
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OOO JV Reddy Biomed Ltd. Russia                    Russia               100%
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Reddy Antilles N.V.                                Netherlands          100%
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Reddy Netherlands B.V.                             Netherlands          100%(2)
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Reddy Pharmaceuticals Singapore Pte. Ltd.          Singapore            100%(3)
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Reddy US Therapeutics, Inc.                        U.S.A.               100%(4)
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Dr. Reddy's Laboratories, Inc.                     U.S.A.               100%
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Dr. Reddy's Farmaceutica do Brasil Ltda            Brazil               100%
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Cheminor Investments Limited                       India                100%
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Aurigene Discovery Technologies Limited            India                100%
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Aurigene Discovery Technologies, Inc.              U.S.A.               100%(5)
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Kunshan Rotam Reddy Pharmaceutical Co. Limited(6)  China                 51%
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Dr. Reddy's Laboratories (EU) Limited(7)           United Kingdom       100%
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Dr. Reddy's Laboratories (UK) Limited(8)           United Kingdom       100%(9)
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Dr. Reddy's Laboratories (Proprietary) Ltd.        South Africa         100%(10)
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Reddy Cheminor S.A.(11)                            France               100%
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

Note:

(1) Our board of directors has recommended the merger of this subsidiary into us, effective as of April 1, 2003.

(2)      Indirectly owned through Reddy Netherlands B.V.

(3) Indirectly owned through Reddy Antilles N.V. This subsidiary is in liquidation.

(4)      Indirectly owned through Reddy Antilles N.V.

(5)      Indirectly owned through Aurigene Discovery Technologies Limited.

(6) Kunshan Rotam Reddy is a legal subsidiary as we hold a 51% stake in it; however, we account for this investment by the equity method and do not consolidate it in our financial statements.

(7)      Formerly known as BMS Laboratories Limited.

(8)      Formerly known as Meridian Healthcare Limited.

(9)      Indirectly owned through Dr. Reddy's Laboratories (EU) Ltd.

(10)     Indirectly owned through Dr. Reddy's Laboratories Inc.

(11)     This subsidiary is in liquidation.